UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2021

BIOLIFE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway,
Bothell, WA 98021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
BioLife Solutions, Inc. Common Shares	BLFS	NASDAQ Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

This section describes the material provisions of the Merger Agreement (as defined below) and related agreements but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement and related agreements, a copy of which is attached hereto as Exhibits 2.1, 10.1 and 10.2. The Company’s stockholders and other interested parties are urged to read such agreements in its entirety. Unless otherwise defined herein, the capitalized terms used below are defined in the Merger Agreement.

General Terms and Effects

On March 19, 2021, BioLife Solutions, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BLFS Merger Subsidiarity, Inc., a Delaware corporation (“Merger Sub”), Albert Vierling and William Baumel, in their capacity as the representatives of the stockholders of GCI (as defined herein) (collectively, the “Seller Representative”) and Global Cooling, Inc., a Delaware corporation (“GCI”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into GCI (the “Merger” and, together with other transactions contemplated by the Merger Agreement, the “Transactions”), with GCI continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of the Company. In the Merger all of the issued and outstanding shares of capital stock of GCI immediately prior to the Effective Time (other than those properly exercising any applicable dissenter’s rights under Delaware law) will be converted into the right to receive the Merger Consideration (as defined below). The Company will pay the Merger Consideration to the holders of common stock and preferred stock of GCI (collectively, the “GCI Stockholders”).

Merger Consideration

The aggregate merger consideration to be paid pursuant to the Merger Agreement to the GCI Stockholders will be 6,646,870 newly issued shares of common stock, $0.001 par value per share (“Company Common Stock”), of the Company, which represents 19.9% of the Company Common Stock issued and outstanding immediately prior to March 19, 2021 (excluding for the avoidance of doubt any of the Company’s non-vested restricted stock awards) (the “Merger Consideration” and such shares the “Merger Consideration Shares”); provided, however, that the Merger Consideration otherwise payable to GCI Stockholders is subject to the withholding of the Escrow Shares (as defined below) and is subject to reduction for indemnification obligations. The Merger Consideration is not subject to any purchase price adjustments.

Escrow Shares

At the Closing, approximately nine percent (9%) of the Merger Consideration (the “Escrow Shares”, along with any other dividends, distributions or other income on the Escrow Shares, the “Escrow Property”) otherwise issuable to the GCI Stockholders (allocated pro rata among the GCI Stockholders based on the Merger Consideration otherwise issuable to them at the Closing), will be deposited into a segregated escrow account with Broadridge Financial Solutions, Inc. (or such other escrow agent as reasonably acceptable to the Company and GCI), as escrow agent, in accordance with an escrow agreement to be entered into in connection with the Transactions (the “Escrow Agreement”).

The Escrow Property will be held for a period of up to twenty-four (24) months after the Closing as the sole and exclusive source of payment for any post-Closing indemnification claims (other than fraud claims), unless earlier released in accordance with the terms of the Escrow Agreement.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties by each of the Company and GCI as of the date of the Merger Agreement and as of the date of the Closing. Many of the representations and warranties are qualified by materiality or Material Adverse Effect as defined in the Merger Agreement. The representations and warranties made by the Company and GCI are customary for transactions similar to the Transactions and are subject to specified exceptions and qualifications.

Indemnification and Survival

The representations and warranties of GCI generally survive the Closing for eighteen (18) months; provided, however, that (i) certain fundamental representations warranties, such as organization and standing, authorization, binding agreement, capitalization, finders and brokers survive for seven years after the Closing, (ii) fraud claims survive seven years after Closing and (iii) certain representations and warranties relating to taxes and returns, benefit plans and environmental matters shall survive until sixty (60) days after expiration of the applicable statute of limitations. All of the representations and warranties of the Company survive the Closing for eighteen (18) months.

The GCI Stockholders will severally, and not jointly, provide customary indemnification after the Closing to the Company and its affiliates. Such indemnification is based on the pro rata share of the Merger Consideration received by each GCI Stockholder.

The Company will provide indemnification after the Closing to CGI and its affiliates from losses resulting from any breach of any representations and warranties or covenants of the Company.

Indemnification claims, other than with respect to certain fundamental representations and fraud claims, are subject to certain caps and baskets.

Covenants of the Parties

The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period).

Each party also agreed that during the Interim Period not to solicit or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transaction, however, subject to certain exceptions and the Company’s matching rights, the board of directors of GCI may consider certain alternative transactions in furtherance of their fiduciary duty.

The Merger Agreement and the consummation of the transactions contemplated thereby require the approval of the GCI Stockholders (the “GCI Stockholder Approval”).

The parties agreed that in the event that the Company determines that the issuance of the Merger Consideration Shares is not eligible for an exemption from registration, the Company shall no later 120 days after the date of Closing file a registration statement on Form S-4 (the “S-4 Registration Statement”) to register the Merger Consideration Shares.

Closing Conditions

The obligations of the parties to complete the Closing are subject to various conditions, including the following conditions, unless waived   by the applicable parties:

●	receipt of the GCI Stockholder Approval;

●	expiration of any applicable waiting period under any antitrust laws;

●	receipt of requisite consents from governmental authorities to consummate the Transactions, and receipt of specified requisite consents from other third parties to consummate the Transactions; and

●	the absence of any law or order that would prohibit the consummation of the Merger or other transactions contemplated by the Merger Agreement.
Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

●	by either the Company or GCI if the GCI Stockholder Meeting is held and the GCI Stockholder Approval is not received;

●	by the Company if GCI’s board of directors (or a committee thereof) makes an Adverse Recommendation Change (as defined in the Merger Agreement); and

●	by GCI prior to receiving the GCI Stockholder Approval if GCI has received a Superior Proposal (as defined in the Merger Agreement).

If the Merger Agreement is terminated (i) by the Company, because GCI’s board of directors (or a committee thereof) has made an Adverse Recommendation Change or (ii) by CGI, if prior to GCI receiving the GCI Stockholder Approval, GCI has received a Superior Proposal and GCI’s board authorizes GCI to enter into an alternative transaction contemplated by that Superior Proposal, then GCI shall pay the Company a termination fee.

Governing Law

The Merger Agreement is governed by Delaware law and the parties are subject to exclusive jurisdiction of federal and state courts located in the State of Delaware (or any appellate court thereof).

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, GCI or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Related Agreements

Voting Agreement

Simultaneously with the execution of the Merger Agreement, certain significant GCI Stockholders entered into voting agreements (each a “Voting Agreement”) with GCI and the Company. Under the Voting Agreements, such GCI Stockholders agreed to vote all of their shares of GCI stock in favor of the Merger Agreement and the Transactions. The Voting Agreements prevent transfers of share of GCI stock, between the date of the Voting Agreements and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the terms and conditions of the Voting Agreement.

Non-Competition Agreement

Simultaneously with the execution of the Merger Agreement, certain GCI Stockholders entered into non-competition and non-solicitation agreement (each a “Non-Competition Agreement”), to become effective at the Closing, pursuant to which such GCI Stockholders agreed not to compete with the GCI, the Company and their respective subsidiaries during the four (4) year period following the Closing in the United States or in any other markets in which GCI is engaged. Such GCI Stockholders also agreed that during such four (4) year restricted period to not solicit employees or customers of the Company or GCI or their respective subsidiaries. The Non-Competition Agreements also contains customary confidential and mutual non-disparagement provisions.

Employment Agreement

At the Closing, Maurice Tenney and the Company will enter into an employment agreement, pursuant to which he will serve as the Chief Operating Officer of the Company.

Item 3.02         Unregistered Sale of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Merger Consideration Shares is incorporated by reference herein. The parties agreed that the Merger Consideration Shares issued pursuant to the Merger Agreement shall not to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1†*	Agreement and Plan of Merger, dated as of March 19, 2021, by and among the Company, Merger Sub, Seller Representative and GCI
10.1	Form of Voting Agreement
10.2	Form of Non-Competition Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

* Certain sensitive financial, commercial and strategic information relating to the Company has been redacted in the marked portions of the exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.

Date: March 25, 2021	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer and Chief Operating Officer